INFORMATION STATEMENT

                                       TO

                                  SHAREHOLDERS


        Pursuant to Section 14(c) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 5, 2003



                           ELECTRONIC GAME CARD, INC..
                          -----------------------------
             (Exact Name of registrant as specified in its charter)



            Nevada                   0-25853                87-0570975
----------------------------   ------------------------  -----------------
(State or other jurisdiction   (Commission File Number)  (I.R.S. Employ
      of incorporation)                                  Identification No.)

                                   16th Floor
                                666 Third Avenue
                            New York, New York 10017
                    (Address of principal executive offices)


      Registrant's telephone number, including area code (44) 207-451-2480
                                                         ------------------


                             SCIENTIFIC ENERGY, INC.

         (Former name or former address, if changed since last report.)








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





                              INFORMATION STATEMENT


                             SCIENTIFIC ENERGY, INC.

                                  NOW KNOWN AS

                           ELECTRONIC GAME CARD, INC.


                                December 5, 2003


Basis of Refiling

         This  refiling is  submitted  for the sole  purpose of  correcting  the
Schedule 14(c) as a preliminary statement due to the fact that the original 14(c) was inadvertently filed as a definitive statement and should have been filed as a preliminary statement. No other changes or modifications in the statement, as filed, are made or intended by this amendment.


General Information & Incorporation by Reference:

         THIS INFORMATION STATEMENT IS BEING MAILED TO ALL SHAREHOLDERS OF RECORD OF SCIENTIFIC ENERGY, INC. IN CONNECTION WITH THE RECENT MAJORITY SHARE EXCHANGE RESULTING IN A CHANGE OF MAJORITY SHARE OWNERSHIP AND NAME OF THE COMPANY TO ELECTRONIC GAME CARD, INC., ("the Company" or "EGC"), RESULTING FROM ACQUISITION OF A NEW OPERATING SUBSIDIARY TO BE KNOWN AS ELECTRONIC GAME CARD MARKETING.

         NO VOTE IS BEING SOLICITED AS THE COMPANY DEEMS THAT THE SHARE EXCHANGE HAS BEEN COMPLETED BY MAJORITY SHAREHOLDER CONSENT AND THIS STATEMENT IS BEING PROVIDED TO SHAREHOLDERS OF RECORD FOR INFORMATION PURPOSES ONLY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Various items of important information and accounting for the company related to this Information Statement are set-out in the annual report for Scientific Energy, Inc. on Form 10-KSB. Such detailed information may be relevant in reviewing this Information Statement, but is not repeated in this document.


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




                DESCRIPTION OF SHARE EXCHANGE AND RELATED CHANGES

         Your company, Scientific Energy, Inc., has conducted limited activities pending various attempts to raise developmental funding for its core technology related to new battery type devices. The company has been pursuing, on a limited basis because of its extremely limited funding, development of this technology through its sole operating subsidiary, Scientific Energy, Inc., a Utah corporation. Due to the company being unable to obtain what it deems to be adequate developmental funds for this technology at the present time, and in an attempt to acquire another operating business entity, it has engaged in an unrelated industry with the intention of creating an operating subsidiary within the company; and, subsequently, spinning off the shares of its battery related technology subsidiary to shareholders of record, the "spinoff".

         To accomplish the foregoing objectives, the company entered into a majority shareholder exchange agreement whereby it reverse split its existing and issued outstanding shares on a 100:1 reverse split basis to all shareholders of record. It then issued new reverse split shares, constituting approximately 92% of the issued and outstanding shares of the company, to the shareholders of a private Delaware corporation known as Electronic Game Card, Inc. The Electronic Game Card, Inc. ("EGC") shareholders, in turn, exchanged all of their issued and outstanding shares of EGC to Scientific Energy, Inc. in order to become its fully owned operating subsidiary and with the understanding that the EGC shareholders would nominate and have appointed, by majority shareholder consent, new directors who in turn would appoint new officers for the ongoing public entity. The former directors have resigned as of the closing of the share exchange, but remain as officers and directors of the subsidiary to be "spun off" Scientific Energy, Inc. of Utah. It was also agreed, as part of the share exchange, that the new entity would be named Electronic Game Card, Inc. and that the acquired operating subsidiary would continue to function as Electronic Game Card Marketing Company, or some reasonable derivation of that name.

         The foregoing transactions occurred through a Share Exchange Agreement between both entities, and shareholders where required, in accordance with Nevada law as to Scientific Energy, Inc. and Delaware law as to Electronic Game Card, Inc. The approval of these transactions by majority shareholder consent of each of the majority shareholders of the respective corporations, eliminated the necessity to solicit all shareholders for approval of these transactions by shareholder vote, since a sufficient majority existed and consented to the transaction without a proxy solicitation or special shareholder meetings.

         It was further determined by management of both entities, in consultation with their various legal advisors, that minority shareholder rights provisions under both Delaware and Nevada laws were inapplicable to this transaction; and, therefore, no solicitation of dissenting shareholder rights is being provided as part of this Information Statement. Should any shareholder have any question regarding so called "dissenting" or "minority" shareholder rights, they should direct such questions directly to management of the company described in this Information Statement either directly or through any retained legal counsel.

         Finally, each of you will shortly be receiving a registration statement incident to the spinoff of the Scientific Energy, Inc. of Utah shares previously held by Scientific Energy, Inc. of Nevada.

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



These shares will be distributed to you pursuant to a registration statement as required by law, but will not require any change in your status as a shareholder or any further consideration being paid to receive these shares.

         In summary, then, the key elements and resulting ownership implications for each public shareholder of Scientific Energy, Inc. can be summarized as follows:

     o You will continue to hold your existing shares in Scientific Energy, Inc., to be known as Electronic Game Card, Inc., the parent Nevada corporation; however, these shares have been subject to a 100:1 reverse split by majority shareholder consent. Accordingly, for each prior 100 shares which you held in Scientific Energy, Inc. of Nevada, you now hold one share of stock in Electronic Game Card, Inc. Provided, however, the minimum lot holding was determined to be 100 shares, so that the minimum number of shares to which any shareholder will be reduced will be not less than 100 shares. You will not receive any fractional shares or any cash compensation for fractional shares with each divided share being rounded to the next whole number. Shares will not be recalled for transfer, but the reverse split certificates will be issued as shares are subsequently submitted for transfer in the regular course of business.

     o As part of the Share Exchange the company has acquired all issued and outstanding shares of Electronic Game Card, Inc., a privately held Delaware corporation engaged in the development, marketing, sale and distribution of unique, proprietary, recreational electronic software products primarily targeted towards the lottery and sales promotion markets. This acquired subsidiary will continue to operate as a wholly owned subsidiary of the parent company and be known as Electronic Game Card Marketing, or some reasonable derivation of that name. Electronic Game Card Marketing initially will develop and market primarily through its existing Great Britain subsidiary, Electronic Game Card, Ltd. Electronic Game Card Marketing is a start-up entity without revenues or significant business history. Its unaudited financials are attached to this Information Statement.

     o The prior shareholders of Electronic Game Card, Inc. received 12,696,595 newly issued reverse split shares of Scientific Energy, Inc. in exchange for all of their issued and outstanding 8,000,000 shares and 800,000 options rights of Electronic Game Card, Inc. The Scientific Energy shares issued on a reverse split basis constitute approximately 92% of all issued and outstanding shares of the prior Scientific Energy, Inc. Upon completion of the reverse split and share acquisition the allocation of issued shares was approximately as follows:


Prior Scientific Energy shareholders                        552,000 shares
Debenture holders converting to equity                      552,000 shares
Electronic Game Card shareholders                        12,696,000 shares
                                                         ----------
         TOTAL                                           13,800,000 shares
                                                         ==========


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



     o The name of the public Nevada corporation was changed by the majority shareholder consent resolutions to Electronic Game Card, Inc. to reflect the new operating subsidiary and its present business direction.

     o The principal officers and directors listed below were nominated and appointed by Electronic Game Card, Inc. as part of the share exchange in order to reflect the new majority ownership and change of business direction.

     o You will subsequently be receiving a "spinoff" registration statement, by which you will be receiving, without further adjustment to your sharehold interest or consideration, a sharehold interest in the previously held technology subsidiary of Electronic Game Card, Inc. known as Scientific Energy, Inc. a Utah corporation. It is not known, at the present time, whether subsequent funding can or will be obtained for this spinoff entity or whether a viable market will develop for shares in such company and no warranty or representation as to these issues is made or implied by the fact that the shares will be distributed pursuant to a subsequent registration process. You should note the new management for Electronic Game Card, Inc., described below, will not be involved in any manner in the operation of the spinoff entity or the registration statement applicable to this spinoff other than the summary description contained in this information statement.

     o    You  will  continue  to  receive  public  information  as  well as any appropriate subsequent proxy or other shareholder information as public shareholders in Electronic Game Card, Inc. At the present time, no active trading market exists for the reorganized company, although management will use its best efforts to endeavor to establish a trading market and will work for continued growth and viability in the new public entity. No assurance or warranty is made or implied that such objectives can be met. Any subsequent official change of name as a listed company, change of symbol and other related public information will be filed of record on the Edgar filing website maintained by the Securities and Exchange Commission for public companies at www.sec.gov/edgar and direct information will be sent to you as shareholders as required and appropriate. In all events, the company will continue to maintain and file periodic reports under the Securities and Exchange Act of 1934 (34' Act ).

     o No warranty or representation, express or implied, is made that the reorganized company will be successful or have sufficient operating capital or revenues to continue as a viable company.


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



     o A copy of the actual Share Exchange and other related documents may be obtained by shareholders or other interested parties at the transitional U.S. office address for the company listed at the end of this Information Statement.

     o As of December 5, 2003, the company will be listed on the Electronic Bulletin Board as Electronic Game Card, Inc., Trading Symbol: EGMI.


Principal Shareholders

         The Company knows of no person or group, except the following, which, as of the date of this Information Statement, beneficially owns and has the right to vote more than 5% of the Company's Common Stock, or are principal officers or directors:

                                                  Shares Beneficially
    Names and Address of Beneficial Owner                 Owned          Percent of Class

JOHN BENTLEY .....................................       2,050,001           16.67%
President and Director
Gipps Farmhouse
Spithurst Lane
Barcombe, Lewes, East Sussex
United Kingdom

LEE COLE .........................................               0            0
Director and Vice-President
32 Haymarket
Piccadilly
London
United Kingdom

LINDEN BOYNE .....................................         200,000*           1.5%
Director, CFO, Treasurer and Secretary                                    If Exercised
Aberfoyle, Green Lane
Blackwater, Camberley, Surrey
United Kingdom

J. SEWARD ........................................       1,000,000            7.24%
c/o Abbey National Offshore
P. O. Box 545
41 The Parade, St. Helier, Jersey
United Kingdom

*Options for 200,000 shares granted under the 2002 Equity Compensation Plan.

                       SUMMARY INFORMATION AS TO DIRECTORS

                                                                               Number of Shares          Percentage of
         NAME                      Director Since       Compensation       (Beneficial & Legal)             Issued and
                                                                                                           Outstanding

John Bentley                        Nov. 19, 2003           $200,000                  2,050,001                 16.67%

Lee Cole                            Nov. 19, 2003                  0                          0                      0

Linden Boyne                        Nov. 19, 2003                  0                   200,000*                   1.5%
                                                                                                          If Exercised

*Options for 200,000 shares granted under the 2002 Equity Compensation Plan.



                             EXECUTIVE COMPENSATION

         The company has not finally resolved the compensation to be paid to its new officers and directors. It is presently intended the president will be engaged on a full-time basis and will be paid an annual salary of $200,000 U.S. dollars.

         The directors will not be compensated in their role as directors as such, but will receive a per diem of $1,000 per meeting attended, plus any incurred travel and lodging expenses.

         It is presently anticipated the company may maintain a U.S. operations manager to oversee all technical and business operations within the United States under the direct supervision of the president, but such position has not been named nor any compensation fixed at the present time.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Some of EGC intellectual property was acquired through a license agreement with McNally EGC Ltd. McNally EGC Ltd. is owned by Mr. Bentley and Mr. McNally who are also officers of the company, and in the case of Mr. Bentley, a director of the company. On May 5, 2003, EGC purchased all of the outstanding stock of McNally for an aggregate purchase price of $150,000. Of this, $135,000 of the purchase price is deferred until such time as EGC receives financing in excess of $5,000,000.

                      MANAGEMENT'S STOCK RIGHTS AND OPTIONS

         EGC instituted a stock option plan for officers, key employees, consultants and advisors. The 2002 Equity Compensation Plan provided for options equivalent up to 10% of the issued share capital of the company to be offered to such individuals by the Board. 440,000 of a total possible of 800,000 options have been distributed. No further stock option plans have been instituted.


                                 AUDIT COMMITTEE

         Historically and presently the company has not designated or utilized an audit committee. At the present time, it is not deemed that the company will be required to have an independent audit committee to continue its anticipated trading as an Electronic Bulletin Board company. However, under the evolving provisions of the Sarbanes-Oxley Act and various regulations and listing requirements promulgated pursuant thereto, it may in the future become necessary for the company to name and employ an independent audit committee to continue public trading. In such event, an audit committee will be established and specific information concerning the composition, actions and charter of such independent audit committee will be made available as part of the public filings by the company.


                           CORPORATE PERFORMANCE GRAPH

         Normally contained in this section would be a graph comparing the company's stock performance to the performance of the general market on which it trades, as well as comparisons to an industry segment of that market. However, because EGC has no regular trading market, it is deemed such presentation would not be possible as to EGC or accurate as to SCFE. EGC continues to have very limited marketing activity and is considered a start-up company.


            BIOGRAPHICAL INFORMATION AS TO NEW DIRECTORS AND OFFICERS

         The following constitute the newly appointed directors and officers of the company pursuant to the previously described Share Exchange. These directors were appointed as part of the majority shareholder consent resolutions and will serve office until the directors are elected at the next regular shareholder meeting. At present, there is no regularly scheduled shareholder meeting for the company, but it is anticipated that the first regular shareholder meeting will be held at a designated date and time in the calendar year 2004 for the formal election of directors who would then subsequently appoint officers. It is not anticipated that the proposed slate of directors at the first annual meeting will be different from the present directors of the company, described below, or that new officers would be appointed by this Board of Directors if elected. Any change of directors or principal officers will be reported by the company as part of its ongoing public information reporting requirements. The following information is provided for each current director and principal officer of the company:

JOHN BENTLEY, AGE 63, PRESIDENT AND DIRECTOR.

         John Bentley is co-founder of EGC. He is an experienced, entrepreneurial CEO of numerous successful start-ups and high-growth companies, which have included a number of publicly listed companies in the media and entertainment fields in the UK. These have ranged in size from 20 employees to 10,000 and included, for example, the UK's largest video rental distributor.

LEE COLE, AGE 42, VICE-PRESIDENT AND DIRECTOR.

         Lee Cole has extensive commercial experience, particularly in the venture capital business. From 1995 to 1999, Mr. Cole served s the Managing Director of TEC Capital Group, a venture capital firm.

LINDEN BOYNE, AGE 60, SECRETARY/TREASURER, CFO AND DIRECTOR.

         Linden  Boyne  has  had  a  successful,   senior  executive  career  in
distribution and FMCG retailing, in particular as a director of NSS Newsagents Plc in the UK managing some 500 stores.



                                    AUDITORS

         Robison Hill and Company of Salt Lake City, Utah have been retained as the independent auditors for the previous Scientific Energy, Inc. as a public entity. It is anticipated, for transition purposes and for the period at least through year-end 2003, the company will retain the services of Robison, Hill and Company as the independent auditors for the reorganized company. F. E. Hanson have been the independent auditors for Electronic Game Card, Inc. and it is anticipated that this auditing firm will continue to provide auditing services to Electronic Game Card at least through the end of calendar year 2003 with Robison, Hill and Company being charged with the responsibility of preparing the first consolidated financial statements for the reorganized company as of the earliest date practical in consultation between such auditors. The ratification for the continuing services of the auditors would be a matter presented at any subsequent annual meeting of the corporation to shareholders.




Audit Fees

         The current audit fees for Scientific Energy, Inc. for 2003 to date have been $5,919.20 and $2,115 for EGC. No reasonable projection has been made as to the auditing costs for the initial combined financial statements of the two entities or the subsequent audit cost projections for

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



calendar year 2004. Unless otherwise announced, the company plans to continue its auditing on a calendar year basis.


                                  OTHER MATTERS

         There are no other matters.


                  SHAREHOLDER MEETING AND SHAREHOLDER PROPOSALS

         As noted above, the company has not fixed a date in 2004 for its anticipated next shareholder meeting. As soon as such meeting date and place is determined, a proxy statement will be solicited from all shareholders of record pertaining to this meeting and you will be afforded an opportunity to vote on matters properly brought before the meeting. Further, the meeting will be noticed in such a matter that independent shareholder proposals may properly be presented in accordance with the company bylaws and prevailing SEC proxy rules and standards for presentment at the meeting.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, as amended, EGC's directors, its executive officers, and any persons holding more than 10% of the common stock are required to report their ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and we are required to report in this Information Statement any failure to file by such dates during 2003. To our knowledge, all of these filing requirements were satisfied by our directors, officers and 10% percent holders. In making these statements, EGC has relied upon the written representations of its directors, officers and its 10% percent holders and copies of the reports that they have filed with the Commission.

                                OTHER INFORMATION

                  FINANCIAL REPORTS & OTHER IMPORTANT DOCUMENTS

         Attached and incorporated by this reference are the most current financial statements for Scientific Energy, Inc. being the Third Quarter 10-QSB unaudited financials through September 30, 2003 and the unaudited financial statements for Electronic Game Card maintained through June 30, 2003. As noted above, consolidated financial statements will be prepared as soon as practical for the company and filed.


                                 COMPANY ADDRESS


         The transitional U.S. address of the company is located at:

                           Electronic Game Card, Inc.
                           Sixteenth Floor
                           666 Third Avenue
                           New York, NY   10017
                           Telephone: 44 207 451 2480

         Any requested copies of documents, including the actual Share Exchange Agreement, can be made to such address.







         Dated:   December ____, 2003.



                                             BY ORDER OF THE BOARD OF DIRECTORS:




                                             John Bentley
                                             Chairman of the Board



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

Attached Exhibits:

1.1  Articles of Name Change-previously filed as part of original filing
1.2  Articles of Share Exchange-previously filed as part of original filing
1.3 Financial Statements EGC (Unaudited-June 30, 2003)-previously filed as part of original filing
1.4 Financial Statements SCFE (Unaudited-September 30, 2003)-previously filed as part of original filing




























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